                                                                    Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-31.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                                        For and on behalf of the Limited
                                        Partnership BC European Capital VIII-31:

                                        /S/ MATTHEW ELSTON
                                        ----------------------------------------
                                        Name:  Matthew Elston
                                        Director, CIE Management II Limited
                                        acting as General Partner  of  the
                                        Limited  Partnership  BC  European
                                        Capital VIII-31

                                        /S/ LAURENCE MCNAIRN
                                        ----------------------------------------
                                        Name:  Laurence McNairn
                                        Director, CIE Management II Limited
                                        acting as General Partner  of the
                                        Limited  Partnership  BC  European
                                        Capital VIII-31